As filed with the Securities and Exchange Commission on October 28, 2016

File No. 001-37836

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

International Seaways, Inc.*

(Exact name of registrant as specified in its charter)

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Third Avenue, 39th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 953-4100 with copies to:

James D. Small, Esq. Senior Vice President, Secretary and General Counsel Overseas Shipholding Group, Inc. 600 Third Avenue, 39th Floor New York, New York 10016 (212) 953-4100	Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

*	The registrant was formerly named OSG International, Inc. Effective as of October 5, 2016, the registrant changed its name to International Seaways, Inc.

EXPLANATORY NOTE

International Seaways, Inc. is filing this Amendment No. 3 (this “Amendment”) to its registration statement on Form 10 (File No. 001-37836) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 2.1 and 4.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 15(b) of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement, including the information statement contained in Exhibit 99.1 to the Registration Statement, is unchanged and has therefore been omitted.

Item 15.	Financial Statements and Exhibits

(b) Exhibits

The following documents are filed as exhibits hereto:

Number	Description
2.1**	Form of Separation and Distribution Agreement by and between Overseas Shipholding Group, Inc. and International Seaways, Inc. (schedules and exhibits have been omitted pursuant to
Item 601(b)(2) of Regulation S-K; the registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request)
4.1**	Form of Registration Rights Agreements between International Seaways, Inc. and certain stockholders party thereto
3.1+	Form of Amended and Restated Articles of Incorporation
3.2+	Form of Amended and Restated By-Laws
*10.1+	Form of International Seaways, Inc. Non-Employee Director Incentive Compensation Plan
*10.2+	Form of International Seaways, Inc. Management Incentive Plan
10.3	Credit Agreement dated as of August 5, 2014, among International Seaways, Inc. (formerly OSG International, Inc.), Overseas Shipholding Group, Inc., OIN Delaware LLC, certain subsidiaries of International Seaways, Inc. (formerly OSG International, Inc.) as other guarantors, various lenders, Jefferies Finance LLC, Barclays Bank PLC and UBS Securities LLC, as joint lead arrangers and joint book running managers, Jefferies Finance LLC, as administrative agent, Barclays Bank PLC and UBS Securities LLC, as co-documentation agents, Jefferies Finance LLC, as syndication agent, collateral agent and mortgage trustee, swingline lender, and issuing bank (the “INSW Credit Agreement”) (filed as Exhibit 10.3 to Overseas Shipholding Group, Inc.’s Registration Statement on Form S-1 filed on August 20, 2014 and incorporated herein by reference).
10.4	First Amendment, dated as of June 3, 2015, to the INSW Credit Agreement (filed as Exhibit 10.3 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated June 9, 2015 and incorporated herein by reference).
10.5	Second Amendment, dated as of July 18, 2016, to INSW Credit Agreement (filed as Exhibit 10.1 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated July 22, 2016 and incorporated herein by reference).
10.6	Third Amendment, dated as of September 20, 2016, to INSW Credit Agreement (filed as Exhibit 10.1 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated September 26, 2016 and incorporated herein by reference).
10.7+	Form of Employee Matters Agreement between Overseas Shipholding Group, Inc. and International Seaways, Inc.
*10.8+	Form of Amendment No. 3 to Lois K. Zabrocky’s Employment Agreement
*10.9+	Form of Amendment No. 3 to James D. Small’s Employment Agreement
10.10+	Form of Transition Services Agreement between Overseas Shipholding Group, Inc. and International Seaways, Inc.
21.1+	List of significant subsidiaries
99.1+	Preliminary Information Statement of International Seaways, Inc., subject to completion, dated October 21, 2016

*	Management contract or compensatory plan or arrangement.
**	Filed herewith.
+	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ Ian T. Blackley Name: Ian T. Blackley Title: Senior Vice President and Chief Financial Officer Date: October 28, 2016